Exhibit 99.1

En Pointe Technologies Completes Acquisition of Tabin Corporation

Los Angeles, CA — October 11, 2002 — En Pointe Technologies, Inc. (NASDAQ:ENPT), a leading national provider of information technology products and services, today announced that it has completed the acquisition of the assets of Tabin Corporation, a Chicago-based regional reseller of technology products and services.  En Pointe acquired certain tangible and intangible assets including inventory, fixed assets and customer relationships.  En Pointe has also hired approximately 40 of Tabin Corporation’s employees, including virtually all of their sales and service personnel.

“We continue to be excited about having the very talented and experienced sales, service and management personnel of Tabin Corporation join the En Pointe team,” said Bob Din, President and CEO of En Pointe Technologies, Inc.  “I firmly believe that Josh Tabin and his team of motivated and highly-qualified people will make an immediate and positive impact upon En Pointe, particularly in the Chicago and Milwaukee areas, which represent one of the largest marketplaces for PC products and services in the United States.”

Tabin Corporation was formed in 1996 with the goal of becoming the premier Chicago-based business technology solution provider.  Since it’s founding, Tabin Coporation has grown rapidly serving its customers in Chicago and Milwaukee along with several other cities in the U.S.  In 2000, Joshua Tabin, founder, chairman and CEO of Tabin Corporation, was awarded the Chicago-Area Entrepreneurship Hall of Fame Award.

“The Tabin Corporation team is very excited about joining En Pointe,” said Joshua Tabin, Chairman and CEO of Tabin Corporation.  “I believe that En Pointe’s nationwide coverage combined with its broad suite of tools and comprehensive use of technical systems such as SAP, AccessPointe and Clarify will give us a solid edge in a very competitive marketplace and will allow us to bring these benefits to our current and potential customers.”

About En Pointe Technologies, Inc.

En Pointe Technologies, Inc. is a national provider of information technology products, e-business solutions and professional services to medium and large commercial customers and government and educational accounts of all sizes.  A state-of-the-art e-commerce network electronically links En Pointe, via AccessPointeTM and its back-office business systems, to the largest distributors and manufacturers in the industry. En Pointe offers direct on-line access to several billion dollars of mainstream IT products available in the US while eliminating the risks associated with carrying significant inventory. Its flagship software AccessPointe 4.0TM provides En Pointe’s customers with the ability to create private electronic exchanges, accessed through the Web, procurement applications or ERP systems, to efficiently manage the procurement process and allow the Company’s customers to make fully informed strategic buying decisions. En Pointe Professional Services offers value added services such as: Pre-sales consulting,

Technology Planning and Management, which includes — integration, configuration, deployment and migration, Helpdesk Support Services, Project and Program Management, and Infrastructure Support and Maintenance.

En Pointe, a minority business enterprise (MBE), is represented nationally with a concentration in more than 22 sales and service markets throughout the United States, as well as a value-added ISO 9002 certified integration facility in Ontario, California.  Please visit En Pointe at www.enpointe.com.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, from time to time, En Pointe Technologies, or its representatives, have made or may make forward- looking statements, orally or in writing. The words “estimate,” “project,” “potential,” “intended,” “expect,” “anticipate,” “believe” and similar expressions or words are intended to identify forward-looking statements. Such forward-looking statements may be included in, but are not limited to, various filings made by the Company with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the Company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. Reference is hereby made to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2001, for information regarding those factors and conditions. Among the important factors that could cause actual results to differ materially from management’s projections, estimates and expectations include, but are not limited to: Changing economic influences in the industry; dependence on key personnel; actions of manufacturers and suppliers; and, availability of adequate financing.

All trademarks and service marks are the property of their respective owners.

To contact En Pointe regarding any press release or investor matters, please e-mail your inquiries to:

ir@enpointe.com

or contact us by phone through:

Gail O’Reilly

En Pointe Technologies, Inc.

Phone:  (310) 725-5265

Fax:  (310) 727-5803

To contact En Pointe regarding any sales or customer matters, please e-mail us at:

sales@enpointe.com

or contact us by phone at (310) 725-5200